Exhibit 99.3

EVOLVING SYSTEMS, INC.

Pro Forma Condensed Combined Financial Statements (Unaudited)

Year Ended December 31, 2014 and Six Months Ended June 30, 2015

Table of Contents

Page(s)

Condensed Combined Financial Statements (Unaudited)

Condensed Combined Balance Sheets	3

Condensed Combined Statements of Income for the year ending December 31, 2014	4

Condensed Combined Statements of Income for the six months ending June 30, 2015	5

Notes to Condensed Combined Financial Statements	6-8

Basis of Presentation

The following unaudited pro forma condensed combined financial information and related notes present the historical financial statements of Evolving Systems, Inc. (“Evolving Systems”) and its subsidiaries and RateIntegration, Inc. (“RateIntegration”) after giving effect to our acquisition of RateIntegration that was completed on September 30, 2015 as well as the assumptions, reclassifications and adjustments described in the accompanying notes to the unaudited pro forma financial statements.

The unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2015 and for the year ended December 31, 2014 assume that the acquisition occurred as of January 1, 2014. The unaudited pro forma condensed combined balance sheet as of June 30, 2015 is presented as if the acquisition had occurred as of June 30, 2015.

The unaudited pro forma condensed combined financial information is presented for illustrative purposes only and does not purport to represent what the results of operations or financial position would actually have been had the acquisition occurred on the dates noted above, or to project the results of operations or financial position for any future periods. The pro forma adjustments are based on available information and certain assumptions that management believes are reasonable. Unless otherwise indicated, the pro forma adjustments are directly attributable to the acquisition and are expected to have a continuing impact on the results of operations.  In the opinion of management, all adjustments necessary to present fairly the unaudited pro forma condensed consolidation financial information have been made.

The accompanying unaudited pro forma condensed combined financial information should be read in conjunction with the notes thereto and Evolving Systems’ consolidated financial statements and notes thereto included in our Annual Report on Form 10-K as of and for the year ended December 31, 2014, and our Quarterly Report on Form 10-Q as of and for the six months ended June 30, 2015, the historical financial statements of RateIntegration as of and for the year ended December 31, 2014 included herein and the historical unaudited condensed consolidated interim financial statements of RateIntegration as of and for the six months ended June 30, 2015 included herein.

EVOLVING SYSTEMS, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEETS

June 30, 2015

(in thousands)

	As Reported	RateIntegration, Inc.	Pro Forma Adjustments		Pro Forma
ASSETS
Current assets:
Cash and cash equivalents	$10,254	$1,732	$(9,750	)(a)
			10,000	(b)
			(535	)(d)
			(1,662	)(e)	$10,039
Contract receivables, net	6,460	1,368	—		7,828
Unbilled work-in-progress	4,775	279	—		5,054
Deferred income taxes	95	—	—		95
Prepaid and other current assets	1,524	68	—		1,592
Total current assets	23,108	3,447	(1,947)		24,608
Property and equipment, net	640	10			650
Amortizable intangible assets, net	560	201	4,642	(f)
			(201	)(g)	5,202
Goodwill	17,157	—	6,949	(f)	24,106
Long-term deferred income taxes	601	—	—		601
Total assets	$42,066	$3,658	$9,443		$55,167

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of capital lease obligations	$5	$—	$—		$5
Line of credit	—	283	—		283
Accounts payable and accrued liabilities	4,046	420	238	(h)	4,704
Income taxes payable	552	—	—		552
Unearned revenue	3,695	734	—		4,429
Total current liabilities	8,298	1,437	238		9,973
Long-term liabilities:
Capital lease obligations, net of current portion	4	—	—		4
Other long-term obligations	178	—			178
Long-term debt, net of current portion	—	—	10,000	(b)	10,000
Seller financed notes payable			250	(c)	250
Deferred income taxes	—	—	1,760	(f)	1,760
Unearned revenue - Long term	120	—	—		120
Total liabilities	8,600	1,437	12,248		22,285

Stockholders’ equity:	33,466	2,221	(1,662	)(e)
			(201	)(g)
			(238	)(h)
			(704	)(i)	32,882
Total liabilities and stockholders’ equity	$42,066	$3,658	$9,443		$55,167

The accompanying notes are an integral part of these condensed combined consolidated financial statements.

EVOLVING SYSTEMS, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF INCOME

For the Year Ended December 31, 2014

(in thousands except per share data)

(unaudited)

	As Reported	RateIntegration,Inc.	Pro Forma Adjustments		Pro Forma
REVENUE
License fees and services	$19,738	$5,071	$—		$24,809
Customer support	9,942	1,158	—		11,100
Total revenue	29,680	6,229	—		35,909

COSTS OF REVENUE AND OPERATING EXPENSES
Costs of license fees and services, excluding depreciation and amortization	5,782	1,448	—		7,230
Costs of customer support, excluding depreciation and amortization	1,866	546	—		2,412
Sales and marketing	5,734	586	—		6,320
General and administrative	3,639	1,324	—		4,963
Product development	3,643	956	—		4,599
Depreciation	246	4	—		250
Amortization	95	39	663	(j)
			(39	)(m)	758
Restructuring and other recovery	237	—	—		237
Total costs of revenue and operating expenses	21,242	4,903	624		26,769

Income from operations	8,438	1,326	(624)		9,140

Other income (expense)
Interest income	19	8	—		27
Interest expense	(17)	(14)	(413	)(k)	(444)
Other income	(27)	—	—		(27)
Gain (loss) on extinguishment of debt	—	—	—		—
Foreign currency exchange gain (loss)	(9)	(112)	—		(121)
Other income (expense), net	(34)	(118)	(413)		(565)

Income before income taxes	8,404	1,208	(1,037)		8,575
Income tax expense	2,797	—	265	(l)	3,062
Net income	$5,607	$1,208	$(1,302)		$5,513

Basic income per common share	$0.48				$0.47

Diluted income per common share	$0.47				$0.46

Weighted average basic shares outstanding	11,642				11,642
Weighted average diluted shares outstanding	11,926				11,926

The accompanying notes are an integral part of these condensed consolidated financial statements.

EVOLVING SYSTEMS, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF INCOME

For the Six Months Ended June 30, 2015

(in thousands except per share data)

(unaudited)

	As Reported	RateIntegration, Inc.	Pro Forma Adjustments		Pro Forma
REVENUE
License fees and services	$7,949	$2,321	$—		$10,270
Customer support	4,782	647	—		5,429
Total revenue	12,731	2,968	—		15,699

COSTS OF REVENUE AND OPERATING EXPENSES
Costs of license fees and services, excluding depreciation and amortization	2,415	660	—		3,075
Costs of customer support, excluding depreciation and amortization	720	212	—		932
Sales and marketing	3,099	390	—		3,489
General and administrative	1,933	392	—		2,325
Product development	1,974	416	—		2,390
Depreciation	180	2	—		182
Amortization	47	19	332	(j)
			(19	)(m)	379
Total costs of revenue and operating expenses	10,368	2,091	313		12,772

Income from operations	2,363	877	(313)		2,927

Other income (expense)
Interest income	9	5	—		14
Interest expense	(6)	(3)	(206	)(k)	(215)
Foreign currency exchange gain (loss)	26	(26)	—		0
Other income (expense), net	29	(24)	(206)		(201)

Income before income taxes	2,392	853	(519)		2,726
Income tax benefit	752	—	203	(l)	955
Net income	$1,640	$853	$(722)		$1,771

Basic income per common share	$0.14				$0.15

Diluted income per common share	$0.14				$0.15

Weighted average basic shares outstanding	11,672				11,672
Weighted average diluted shares outstanding	11,943				11,943

The accompanying notes are an integral part of these condensed combined consolidated financial statements.

EVOLVING SYSTEMS, INC.

Notes to Unaudited Pro Forma Condensed Combined Financial Information

NOTE 1 — BASIS OF PRO FORMA PRESENTATION

The unaudited pro forma balance sheet as of June 30, 2015 combines Evolving Systems’ historical condensed balance sheet derived from the unaudited condensed consolidated financial statements from its Quarterly Report on Form 10-Q as of and for the six months ended June 30, 2015 with the historical unaudited condensed consolidated interim balance sheet of RateIntegration, Inc. for the same period and has been prepared as if Evolving Systems’ acquisition of RateIntegration had occurred on June 30, 2015. The unaudited pro forma statements of operations for the six months ended June 30, 2015 and for the year ended December 31, 2014 were derived from the unaudited condensed consolidated financial statements from Evolving Systems’ Quarterly Report on Form 10-Q for the six months ended June 30, 2015 and the audited consolidated financial statements from Evolving Systems’ Annual Report on Form 10-K for the year ended December 31, 2014, respectively, with the historical consolidated statements of operations for RateIntegration for the same periods and has been prepared as if our acquisition had occurred on January 1, 2014.

RateIntegration’s audited historical consolidated financial statements for the year ended December 31, 2014 and unaudited condensed consolidated financial statements for the six months ended June 30, 2015 are included in this Current Report on Form 8-K/A. These statements should be read in conjunction with such historical financial statements. The historical financial information is adjusted in the unaudited pro forma financial statements to give effect to pro forma adjustments that are (1) directly attributable to the acquisition, (2) factually supportable, and (3) with respect to the pro forma statements of operations, expected to have a continuing impact on the combined results.

We have accounted for the acquisition of RateIntegration under the acquisition method of accounting in accordance with the authoritative guidance on business combinations. The accounting for the acquisition of RateIntegration was based on a preliminary valuation of the assets acquired and liabilities assumed and is subject to revision as more detailed analyses are completed and additional information about the fair value of assets acquired and liabilities assumed become available. The final allocation may include changes to the amount of intangible assets, goodwill, deferred taxes, accounts receivable and other current liabilities as well as other items. Accordingly, the pro forma adjustments are preliminary and have been made solely for the purpose of providing unaudited pro forma condensed combined financial information. Differences between these preliminary estimates and the final acquisition accounting may occur and these differences could be material. Additionally, the differences, if any, could have a material impact on the accompanying unaudited pro forma condensed combined financial statements and our future results of operation and financial position.

The unaudited pro forma financial statements are presented solely for informational purposes and are not necessarily indicative of the combined results of operations or financial position that might have been achieved for the periods or dates indicated, nor is it necessarily indicative of the future results of the combined company.

The unaudited pro forma financial statements do not reflect any cost savings from future operating synergies or integration activities, or any revenue, tax, or other synergies that could result from the acquisition.

NOTE 2 — ACQUISITION

On September 30, 2015 we acquired privately held RateIntegration, Inc. d/b/a Sixth Sense Media (“RateIntegration”), now known as Evolving Systems NC, Inc. for an initial payment of approximately $9.75 million and a $0.5 million working capital adjustment.  We also agreed to make a payment on the one year anniversary of the transaction of $0.3 million, with such payment being available to secure RateIntegration’s representations and warranties in the agreement.

We accounted for this business combination by applying the acquisition method, and accordingly, the purchase price was allocated to the assets and liabilities assumed based upon their fair values at the acquisition date. The excess of the purchase price over the net assets and liabilities, approximately $6.9 million, was recorded as goodwill. The Company is in the process of finalizing the purchase allocation, thus the provisional measures of deferred income taxes, intangibles and goodwill are subject to change. The Company expects the purchase price allocation will be finalized in 2016. The results of RateIntegration’s operations have been included in the consolidated financial statements since the acquisition date.

We believe this acquisition complements our activation and SIM management products. Combining RateIntegration’s real-time analytics and campaign capabilities with our DSA and MDE solutions will allow the company to offer global wireless carriers solutions that utilize the highly valuable contextual data captured from the subscribers’ initial welcome experience via DSA, their network usage via RLM and their on-device app usage via MDE. The combined solutions will create a highly personalized experience that engages subscribers in real time from the first time subscribers power on their new devices right through their day-to-day usage.

Our strategic focus is primarily on the wireless markets in the areas of subscriber activation, SIM card management and activation, self—service mobile applications, data enablement solutions, connected device activation, mobile marketing campaigns, advertising and analytics and management of services.

Total purchase price is summarized as follows (in thousands):

September 30, 2015
Cash Consideration
Initial Cash Purchase Price	$9,750
Cash/Working Capital Adjustment	535
Total Cash Consideration	$10,285

Assumed Liabilities	250
Total purchase price	$10,535

The following table summarizes the preliminary estimated fair values of the assets and liabilities assumed at the acquisition date (in thousands):

September 30, 2015
Cash and cash equivalents	$1,521
Contract receivables	1,057
Unbilled work-in-progress	89
Intangible assets	4,642
Prepaid and other current assets	68
Other assets, non-current	32
Total identifiable assets acquired	$7,409

Accounts payable and accrued liabilities	$1,506
Deferred tax liability	1,760
Deferred revenue	557
Total identifiable liabilities acquired	$3,823

Net identifiable assets acquired	3,586

Goodwill	6,949
Net assets acquired	$10,535

We recorded $4.6 million in intangible assets as of the acquisition date with a weighted-average amortization period of approximately seven years and are amortizing the value of the trade name, technology, non-competition and customer relationships over an estimated useful life of 2, 8, 2 and 7 years, respectively.  No amortization expense related to the acquired intangible assets was recorded during the period ended September 30, 2015.

The $5.4 million of goodwill was assigned to the license and service segment and $1.5 million was assigned to the customer support segment.  The goodwill recognized is attributed primarily to expected synergies and the assembled workforce of RateIntegration.  As of the date of this report there were no changes in the recognized amounts of goodwill resulting from the acquisition of RateIntegration.

Intangible assets related to the acquisition as of September 30, 2015 (in thousands):

	September 30, 2015
	Gross Amount	Accumulated Amortization	Net Carrying Amount	Weighted- Average Amortization Period
Purchased software	$1,679	$—	$1,679	8 yrs
Trademarks and tradenames	122	—	122	2 yrs
Non-competition	33		33	2 yrs
Customer relationships	2,808	—	2,808	7 yrs
	$4,642	$—	$4,642	7.19 yrs

NOTE 3 — PRO FORMA ADJUSTMENTS

The following is a description of the pro forma adjustments to the unaudited pro forma condensed combined balance sheets and statements of operations. These adjustments are based on preliminary estimates which are subject to change as management finalizes its valuations or obtains additional information.

(a)	-	To record cash paid related to the acquisition
(b)	-	To record borrowing on revolving line of credit
(c)	-	To record seller financed note payable
(d)	-	To record the contractual purchase price adjustment based on the working capital
(e)	-	To record the estimated cash dividend paid subsequent to the balance sheet date
(f)	-	To record goodwill, intangible assets and deferred income taxes associated with RateIntegration
(g)	-	To remove prior intangible assets
(h)	-	To accrue for estimated professional fees related to the acquisition
(i)	-	To record working capital acquired in the transaction
(j)	-	To record estimated amortization expense related to identifiable intangible assets
(k)	-	To record interest expense on the revolver which was borrowed in conjunction with the acquisition
(l)	-	To reflect a standard rate of corporation tax on RateIntegration’s earnings
(m)	-	To reverse amortization of prior intangible assets